UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 9, 2017

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 9, 2017 (the “Annual Meeting”), the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1.

Election of Directors. Three persons were nominated by the Board of Directors for election as directors of the Company, serving until the 2020 annual meeting. Each nominee was elected and the final results of the votes cast for, votes withheld and broker non-votes were as follows:

		Votes	Broker
Name of Nominee	Votes For	Withheld	Non-Votes

To serve until the 2020 Annual Meeting:
George B. Cartledge, Jr.	2,545,533	38,554	634,733
Warner Dalhouse	2,528,945	55,142	634,733
Marc S. Fink	2,545,204	38,883	634,733

2.	Approval of the non-binding advisory resolution approving the compensation of the named executive officers ("Say-On-Pay").

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,451,817	41,454	90,816	634,733

3.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,180,550	23,207	15,063	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION
Date: May 12, 2017	By:	/s/ Vance W. Adkins
Vance W. Adkins
Executive Vice President and Chief Financial Officer